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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2/A

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              Delbrook Corporation
             (Exact name of Registrant as specified in its charter)

NEVADA                                               71-0867623
------                                               ------------
(State  or  other  jurisdiction  of                  (I.R.S.  Employer
incorporation  or  organization)                     Identification  Number)


Delbrook  Corporation
810 Peace Portal Drive, Suite 203, Blaine, WA        98230
---------------------------------------------        -----
(Name  and  address  of  principal                   (Zip  Code)
executive  offices)

Registrant's  telephone number,
including area code:                                 360-332-1752

Approximate  date of commencement of proposed sale to the public:     As soon as
practicable  after  the  effective  date  of  this  Registration  Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.                          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                   |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                   |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.                                                        |__|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
TITLE OF EACH                         PROPOSED      PROPOSED
CLASS OF                              MAXIMUM       MAXIMUM
SECURITIES                            OFFERING      AGGREGATE      AMOUNT OF
TO BE            AMOUNT TO BE         PRICE PER     OFFERING       REGISTRATION
REGISTERED       REGISTERED           SHARE         PRICE (1)      FEE (1)
--------------------------------------------------------------------------------

Common Stock     4,620,000 shares     $0.04         $184,800       $17.00

--------------------------------------------------------------------------------

(1)  This  price  was  arbitrarily  determined  by  Delbrook  Corporation.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                          COPIES OF COMMUNICATIONS TO:
                              Michael A. Cane, Esq.
                         2300 W. Sahara Blvd., Suite 500
                               Las Vegas, NV 89102
                                 (702) 312-6255
                               Fax: (702) 312-6249
                          Agent for service of process


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                      ADDENDUM TO FORM SB-2, AMENDMENT TWO
                              Dated August 1, 2002



This is an addendum to the form SB-2 amendment filed on July 19, 2002 with the Securities and Exchange Commission. The filing on that date failed to include the filing cover page, above. This addendum corrects that deficiency.









                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this addendum to the registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada on August 1, 2002.


                    DELBROOK  CORPORATION


                                        By:
                                            /s/ Peter  Schulhof
                                        _________________________
                                        Peter  Schulhof,  President,
                                        Principal  Financial  Officer,
                                        Principal  Accounting  Officer,
                                        Sole  Director